UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2020 (September 15, 2020)

HIGHLANDS REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55580	81-0862795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
332 S Michigan Avenue, Ninth Floor
Chicago, IL 60604
(Address of Principal Executive Offices)
312-583-7990
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.
Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Effective September 15, 2020, Highlands REIT, Inc. (the “Company”) appointed Kimberly A. Karas to serve as the Company’s Treasurer. In this capacity, she will also serve as the Company’s principal financial officer.
Ms. Karas, age 44, has served as the Company’s Senior Vice President, Controller and principal accounting officer since July 8, 2019. She previously served as Vice President of Finance for Link Industrial Properties (formerly Gateway Industrial Properties), a Blackstone platform company, from 2018 to 2019. Blackstone is one of the largest real estate private equity firms in the world. In this role, Ms. Karas was responsible for the budget and forecast of the industrial platform, financial integration of new acquisitions, and the creation of operating tools and reports. Ms. Karas previously worked at IRC Retail Centers from 2000 to 2018, most recently serving as Vice President and Controller and as a member of its Management Committee. In this role, she oversaw corporate accounting, Securities and Exchange Commission reporting, preparation of consolidated financial statements, maintenance of accounting policies and procedures, compliance with the Sarbanes-Oxley Act of 2002 and coordination of annual audits and tax return filings. Ms. Karas earned her Bachelor of Science in Accounting from the University of Illinois at Chicago.
There are no arrangements or understandings between Ms. Karas and any other person(s) in connection with this appointment, nor any family relationships between Ms. Karas and any director or executive officer of the Company. Ms. Karas is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Ms. Karas will continue to serve as the Company’s Senior Vice President, Controller and principal accounting officer and she will continue to be subject to the terms of the Offer Letter, dated June 6, 2019, by and between the Company and Ms. Karas (the “Karas Offer Letter”), the Change in Control and Severance Agreement, dated as of July 8, 2019, by and between the Company and Ms. Karas (the “Karas Change in Control Agreement”) and the indemnification agreement by and between the Company and Ms. Karas (the “Karas Indemnification Agreement”) in substantially the form filed as Exhibit 10.3 to this Current Report on Form 8-K (the “Form Indemnification Agreement”). The Company’s Current Report on Form 8-K filed on July 12, 2019 provides summaries of the terms of the Karas Offer Letter, the Karas Change in Control Agreement and the Karas Indemnification Agreement, which summaries are incorporated herein by reference. Such summaries of the Karas Offer Letter, the Karas Change in Control Agreement and the Karas Indemnification Agreement are qualified in their entirety by reference to their respective terms. The Karas Offer Letter, the Karas Change in Control Agreement and the Form Indemnification Agreement are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K.
Effective with Ms. Karas’ appointment as Treasurer, the Company increased Ms. Karas’ annual base salary from $235,000 to $265,000.
Paul A. Melkus ceased to serve as the Company’s Chief Financial Officer and Treasurer and ceased to serve as principal financial officer of the Company, effective September 1, 2020.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit
10.1	Offer Letter, dated June 6, 2019, by and between Highlands REIT, Inc. and Kimberly A. Karas (incorporated by reference to Exhibit 10.1 of Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 12, 2019)
10.2	Change in Control and Severance Agreement, dated as of July 8, 2019, by and between Highlands REIT, Inc. and Kimberly A. Karas (incorporated by reference to Exhibit 10.2 of Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 12, 2019)
10.3	Form of Indemnification Agreement entered into between Highlands REIT, Inc. and each of its directors and officers (incorporated by reference to Exhibit 10.5 of Company’s Registration Statement on Form 10, filed with the Securities and Exchange Commission on March 18, 2016)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Highlands REIT, Inc.

Date: September 21, 2020	By: /s/ Robert J. Lange Name: Robert J. Lange Title: Executive Vice President, General Counsel and Secretary